EXHIBIT 10.5

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT is made and entered into this 29th day of June, 2007 by and between MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. a Wisconsin corporation (“Employer”) and CHARLES P. HEFFERNAN (the “Employee”).

RECITALS:

WHEREAS, Employer and Employee are parties to an executive employment agreement dated February 9, 2004 (the “Employment Agreement”);

WHEREAS, the payment of benefits to the Employee upon certain terminations of his employment under the Employment Agreement may be subject to the requirements of Internal Revenue Code Section 409A; and

WHEREAS, Employer and Executive desire to amend the Employment Agreement to clarify that the payment of benefits upon a termination of employment shall qualify as “separation pay” that is exempt from Code Section 409A as set forth below:

1.           Termination of Employee Without Cause.  The last sentence of Section 5(iv) of the Employment Agreement shall be amended to provide that

“For purposes of this paragraph, a voluntary termination of Employee’s employment after a material dimunition of Employee’s duties by Employer shall be defined to be a termination of Employee’s employment without Cause, provided that (i) the Employee provides notice of such dimunition to the Employer within 90 days of the initial existence of the dimunition and (ii) the Employer fails to cure the dimunition within 30 days of the receipt of such notice from Employee.”

Except as expressly amended herein, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of day, month and year first referenced above.

EMPLOYER:

MERCHANTS & MANUFACTURERS
BANCORPORATION, INC.

By: /s/ Michael J. Murry

EXECUTIVE:

/s/ Charles P. Heffernan
Charles P. Heffernan